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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of RSA Security Inc. (the "Registrant") on Form S-8 of our report dated January 22, 2003 (March 7, 2003 as to the third paragraph of Note 18) (which includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets") appearing in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
July 21, 2003